Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Herc Holdings Inc. of our reports dated February 21, 2025, relating to the consolidated financial statements and schedule, and the effectiveness of internal control over financial reporting, of H&E Equipment Services, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Dallas, Texas

March 19, 2025